UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) March 16, 2021

(Date of earliest event reported) March 11, 2021

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 East Fifth Street, Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 947-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On March 16, 2021, ONE Gas, Inc., an Oklahoma corporation (“ONE Gas” or “we”) entered into a second amended and restated credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender, a letter of credit issuer and a lender and the other lenders and letter of credit issuers parties thereto. The Credit Agreement amends and restates our current Amended and Restated Credit Agreement, dated as of October 5, 2017, by and among ONE Gas, Bank of America, N.A., as administrative agent, swingline lender, a letter of credit issuer and a lender and the other lenders and letter of credit issuers parties thereto.

The Credit Agreement provides for a $1 billion revolving unsecured credit facility, which includes a $20 million letter of credit sub-facility and a $60 million swingline sub-facility. The Credit Agreement will be available to provide liquidity for working capital, capital expenditures, acquisitions and mergers, the issuance of letters of credit and for other general corporate purposes.

The Credit Agreement matures on March 16, 2026. We will be able extend the maturity date, subject to the lenders’ consent, by one year up to two times.

The Credit Agreement contains customary conditions to borrowing, and customary affirmative and negative covenants, including a financial ratio maintenance covenant. The Credit Agreement also contains various customary events of default, the occurrence of which could result in a termination of the lenders’ commitments and the acceleration of all of our obligations thereunder.

The foregoing description of the Credit Agreement is not complete and is in all respects subject to the actual provisions thereof, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the Credit Agreement, on March 16, 2021, all commitments under that certain 364-day credit agreement, dated as of April 7, 2020 (the “364-Day Credit Agreement”), among ONE Gas, Bank of America, N.A., as administrative agent, and the lenders party thereto, were terminated and all obligations under the 364-Day Credit Agreement were paid in full and discharged.

As previously disclosed by ONE Gas in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2021, on March 11, 2021, ONE Gas completed an underwritten public offering of notes (the “Offering”). The net proceeds of the Offering reduced the commitments under the Term Loan Credit Agreement, dated as of February 22, 2021, among ONE Gas, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, on a dollar-for-dollar basis, and as a result no commitments remained outstanding and the facility was terminated concurrently with the closing of the Offering.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of March 16, 2021, among ONE Gas, Inc., the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date: March 16, 2021	By:	/s/ Caron A. Lawhorn
Caron A. Lawhorn Senior Vice President and Chief Financial Officer

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